AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 6, 2000
                                             REGISTRATION NO. 333-88735





                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               __________________

                         POST-EFFECTIVE AMENDMENT NO. 2
                                   ON FORM S-8
                                   TO FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               __________________

                                 MOTOROLA, INC.
             (Exact name of Registrant as Specified in its Charter)

                 DELAWARE                                36-1115800
      (State or Other Jurisdiction of       (I.R.S. Employer Identification No.)
      Incorporation or Organization)

         1303 EAST ALGONQUIN ROAD
           SCHAUMBURG, ILLINOIS                            60196
 (Address of Principal Executive Offices)                (Zip Code)


               AMENDED AND RESTATED 1997 LONG-TERM INCENTIVE PLAN
          GENERAL INSTRUMENT CORPORATION 1999 LONG-TERM INCENTIVE PLAN
                              (Full Title of Plans)

                              __________________

                                CARL F. KOENEMANN
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                                 MOTOROLA, INC.
                            1303 EAST ALGONQUIN ROAD
                           SCHAUMBURG, ILLINOIS 60196
                     (Name and Address of Agent for Service)

                                  (847) 576-5000
               (Telephone Number, Including Area Code, of Agent for Service)

                              __________________

       Approximate date of commencement of proposed sale to employees: From time to time after the effective date of this Registration Statement and the effective time of the merger of General Instrument Corporation with a wholly-owned subsidiary of Motorola, Inc.

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
TITLE OF EACH    AMOUNT TO                                            AMOUNT OF
CLASS OF         BE REG-      PROPOSED MAXIMUM    PROPOSED MAXIMUM    REGISTRA-
SECURITIES TO    ISTERED      OFFERING PRICE      AGGREGATE OFFERING  TION FEE
BE REGISTERED    (2)          PER SHARE           PRICE               (3)
-------------    ---------    ----------------    ------------------  ---------
Common Stock,    5,720,700         N/A                   N/A             $0
$3.00 par value
(and associated
preferred stock
purchase rights)
(1)
--------------------------------------------------------------------------------

(1) Each share of Motorola common stock is accompanied by a right to purchase Junior Participating Preferred Stock, Series B of Motorola. Prior to the occurrence of certain events, none of which have occurred as of this date, the rights will not be exercisable or evidenced separately from Motorola common stock.

(2) This Post-Effective Amendment No. 2 on Form S-8 covers 5,720,700 shares of Motorola common stock and associated preferred share purchase rights originally registered on the Registration Statement on Form S-4 (File No. 333-88735) filed with the Securities and Exchange Commission on October 7, 1999 to which this Amendment relates.

(3) Motorola previously paid $2,845,227 upon the initial filing of the Registration Statement to register 122,045,481 shares of Motorola common stock and associated preferred stock purchase rights issuable to former stockholders of General Instrument, including 5,720,700 shares of Motorola common stock and associated preferred stock purchase rights issuable pursuant to the Amended and Restated 1997 Long-Term Incentive Plan and the General Instrument Corporation 1999 Long-Term Incentive Plan.

                                EXPLANATORY NOTE

            Motorola, Inc. ("Motorola" or the "Registrant") hereby amends its Registration Statement on the Form S-4 (the "Form S-4") by filing this Post-Effective Amendment No. 2 on Form S-8 to Form S-4 (this "Amendment") relating to up to 5,720,700 shares of common stock, par value $3.00 per share, of Motorola ("Motorola Common Stock") and the associated rights (the "Rights") to purchase Junior Participating Preferred Stock, Series B, par value $100 per share, issuable by Motorola in connection with the exercise of stock options that have been granted under the Amended and Restated 1997 Long-Term Incentive Plan and the General Instrument Corporation 1999 Long-Term Incentive Plan (collectively, the "Plans") and became options to purchase shares of Motorola Common Stock as described below. All of such shares of Motorola Common Stock and the Rights were originally registered pursuant to the Form S-4.

            On January 5, 2000, Lucerne Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Motorola ("Merger Sub"), merged (the "Merger") with and into General Instrument Corporation, a Delaware corporation ("General Instrument"), pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of September 14, 1999, among Motorola, Merger Sub and General Instrument. At the time the Merger was consummated (the "Effective Time"), among other things, each share of common stock of General Instrument issued and outstanding immediately prior to the Effective Time was converted into 0.575 (the "Exchange Ratio") shares of Motorola Common Stock. Pursuant to the Merger Agreement, the outstanding stock options granted under the Plans are no longer exercisable for the common stock of General Instrument but, instead, are exercisable for Motorola Common Stock. Motorola Common Stock is substituted for common stock of General Instrument under the Plans at the Exchange Ratio, as set forth in the Merger Agreement.



                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

            All information required by Part I to be contained in the prospectus is omitted from this Amendment in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act").



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE

            The following documents previously filed by Motorola with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

(a) Motorola's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1998.

(b) Motorola's Quarterly Reports on Form 10-Q, as amended, for the quarters ended April 3, July 3, and October 2, 1999.

(c)     Motorola's Current Report on Form 8-K filed September 16, 1999.

(d) The description of Motorola Common Stock contained in Motorola's Registration Statement on Form 8-B dated July 2, 1973, including any amendment or report filed with the Commission for the purpose of updating such description.

(e) The description of the Rights contained in Motorola's Registration Statement on Form 8-A dated November 5, 1998, including any amendment or report filed for the purpose of updating such description.

            All documents subsequently filed by Motorola pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.     DESCRIPTION OF SECURITIES

            Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

            The legality of the shares of Motorola Common Stock to be issued in connection with the Plans was passed upon for Motorola by Donald F. McLellan, Senior Transactions Counsel of Motorola. As of the date of his opinion letter, Mr. McLellan owned 174 shares of Motorola Common Stock and held options to purchase an additional 4,300 shares of Motorola Common Stock (of which 2,600 were vested).

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

            Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation has the power to indemnify its officers, directors, employees and agents (or persons serving in such positions in another entity at the request of the corporation) against the expenses, including attorneys' fees, judgments, fines or settlement amounts actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation (and, with respect to any criminal action, had no reasonable cause to believe the person's conduct was unlawful), except that, if such action shall be by or in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation unless and to the extent that the Court of Chancery of the State of Delaware, or another court in which the suit was brought, shall determine upon application that, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

            As permitted by Section 102 of the DGCL, Motorola's Restated Certificate of Incorporation provides that no director shall be personally liable to Motorola or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for breaches of the director's duty of loyalty to Motorola or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the unlawful payment of dividends or unlawful stock purchases or redemptions under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

            Motorola's Restated Certificate of Incorporation further provides that Motorola must indemnify and hold harmless, to the fullest extent authorized by the DGCL, as the same exists or may be hereafter amended (but, in the case of any such amendment, only to the extent that the amendment permits Motorola to provide broader indemnification rights than the DGCL permitted Motorola to provide prior to such amendment), each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of Motorola or is or was serving (at such time as such person is or was a director or officer of Motorola) at the request of Motorola as a director, officer, employee or agent of another entity, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, against all expense, liability and loss reasonably incurred or suffered by such indemnitee in connection therewith. This right to indemnification will continue as to an indemnitee who has ceased to be a director, officer, employee or agent and will inure to the benefit of the indemnitee's heirs, executors and administrators. However, except as provided below with respect to proceedings to enforce rights to indemnification, Motorola will indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by that indemnitee only if the proceeding was authorized by Motorola's Board of Directors.

            The Restated Certificate of Incorporation provides that the right to indemnification is a contract right and includes the right to be paid by Motorola the expenses incurred in defending any such proceeding in advance of its final disposition. However, if and to the extent that the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) will be made only upon delivery to Motorola of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision that such indemnitee is not entitled to be indemnified for such expenses. Motorola's Restated Certificate of Incorporation also provides that Motorola may, by action of Motorola's Board of Directors or by action of any person to whom Motorola's Board of Directors has delegated such authority, provide indemnification to employees and agents of Motorola with the same scope and effect as the indemnification of Motorola's officers and directors. The rights to indemnification and to the advancement of expenses conferred in the Restated Certificate of Incorporation will not be exclusive of any other right which any person may have or hereafter acquire under the Restated Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

            Section 145 of the DGCL also provides that a corporation has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation (or who was serving at the request of the corporation in such position at another entity) against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the DGCL. The Restated Certificate of Incorporation provides that Motorola may maintain insurance, at its own expense, to protect itself and any director, officer, employee or agent of Motorola or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not Motorola would have the power to indemnify such person against such expense, liability or loss under the DGCL. All of the directors and officers of Motorola are covered by insurance policies maintained and held in effect by Motorola against liabilities for actions taken in such capacities, including liabilities under the Securities Act, subject to certain exclusions.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED

            Not Applicable.

ITEM 8.     EXHIBITS

            See Exhibit Index.

ITEM 9.     UNDERTAKINGS

      (a)   The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment





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


         hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      provided, however, that paragraphs (1)(i) and (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.





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


                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Schaumburg, State of Illinois, on this 6th day of January, 2000.


                                    MOTOROLA, INC.


                                    By:/s/ Carl F. Koenemann
                                       -----------------------------------
                                       Name:  Carl F. Koenemann
                                       Title: Executive Vice President and
                                                  Chief Financial Officer


            Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following persons in the capacities indicated on January 6, 2000.



             SIGNATURE                                   TITLE

PRINCIPAL EXECUTIVE OFFICER:

                                             Chairman of the Board and Chief
                 *                            Executive Officer
-----------------------------------
       Christopher B. Galvin

PRINCIPAL FINANCIAL OFFICER:

                                             Executive Vice President and
       /s/ Carl F. Koenemann                  Chief Financial Officer
-----------------------------------
         Carl F. Koenemann

PRINCIPAL ACCOUNTING OFFICER:


                 *                           Senior Vice President and
-----------------------------------           Controller
         Anthony M. Knapp

DIRECTORS:

                 *                           Director
-----------------------------------
          Ronnie C. Chan


                 *                           Director
-----------------------------------
        H. Laurance Fuller


                 *                           Director
-----------------------------------
         Robert W. Galvin

            SIGNATURE                                   TITLE


                 *                           Director
-----------------------------------
         Robert L. Growney


                 *                           Director
-----------------------------------
           Anne P. Jones


                 *                           Director
-----------------------------------
          Donald R. Jones


                                             Director
-----------------------------------
          Judy C. Lewent


                 *                           Director
-----------------------------------
       Dr. Walter E. Massey


                 *                           Director
-----------------------------------
        Nicholas Negroponte


                 *                           Director
-----------------------------------
        John E. Pepper, Jr.


                 *                           Director
-----------------------------------
        Samuel C. Scott III


                 *                           Director
-----------------------------------
          Gary L. Tooker


                 *                           Director
-----------------------------------
          B. Kenneth West


                 *                           Director
-----------------------------------
         Dr. John A. White

*  By:      /s/ Carl F. Koenemann
      ------------------------------
            Carl F. Koenemann
            Attorney-in-Fact

                                EXHIBIT INDEX


   EXHIBIT                                  DESCRIPTION
   NUMBER
   ------                                   -----------

    4.1 Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3(i)(b) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended April 2, 1994 (File No. 1-7221)).

    4.2 Certificate of Designations, Preferences and Rights of Junior Participating Preferred Stock, Series B (incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form S-3 dated January 20, 1999 (Registration No. 333-70827)).

    4.3 By-laws, as amended through February 17, 1999 (incorporated by reference to Exhibit 3.3 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (File No. 1-7221)).

    4.4 Rights Agreement, dated as of November 5, 1998 between the Registrant and Harris Trust and Savings Bank, as Rights Agent (incorporated by reference to Exhibit 1.1 to the Registrant's Amendment No. 1 to Registration Statement on Form 8-A/A dated March 16, 1999 (File No. 1-7221)).

    5.1 Opinion of Donald F. McLellan, Esq., Senior Transactions Counsel of the Registrant, as to the legality of the shares to be issued.*

    23.1     Consent of KPMG.

    23.2 Consent of Donald F. McLellan, Esq., Senior Transactions Counsel of the Registrant (included in Exhibit 5.1).*

    24.1     Power of Attorney.*

    99.1 Amended and Restated 1997 Long-Term Incentive Plan (incorporated by reference to Annex A to General Instrument's Proxy Statement filed on April 8, 1998 (SEC File No. 001-12925)).

    99.2 General Instrument Corporation 1999 Long-Term Incentive Plan (incorporated by reference to Annex A to General Instrument's Proxy Statement filed on April 14, 1999 (SEC File No. 001-12925)).


*     Previously filed on October 8, 1999